Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of William L. Jordan and Michelle C. Krall or either of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities indicated as of March 26, 2015.

Signature                    Title

/s/ Michael R. MacDonald            President and Chief Executive Officer
Michael R. MacDonald            and Director
(Principal Executive Officer)

/s/ Mary Meixelsperger            Chief Financial Officer
Mary Meixelsperger            (Principal Financial Officer and
Principal Accounting Officer)

/s/ Jay L. Schottenstein            Executive Chairman of the Board
Jay L. Schottenstein            and Director

/s/ Henry Aaron                Director
Henry Aaron

/s/ Elaine J. Eisenman            Director
Elaine J. Eisenman

/s/ Carolee Friedlander            Director
Carolee Friedlander

/s/ Joanna T. Lau                Director
Joanna T. Lau

/s/ Philip B. Miller            Director
Philip B. Miller

/s/ James O’Donnell            Director
James O’Donnell

/s/ Joseph A. Schottenstein            Director
Joseph A. Schottenstein

/s/ Harvey L. Sonnenberg            Director
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum            Director
Allan J. Tanenbaum